United States

Securities and Exchange Commission

Washington, D.C

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2003 (Janaury 22, 2003)

FIRST GEORGIA HOLDING, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-16657	58-1781773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1703 Gloucester Street, Brunswick, GA	31521
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (912) 267-7283

Item 8. Change in Fiscal Year

On October 21, 2002 First Georgia Holding, Inc.'s Board of Directors approved a change in fiscal year end from September 30 to December 31. However, due to the pending merger agreement between United Community Bank, Inc. and First Georgia Holding, Inc. the Board of Directors of First Georgia Holding, Inc. decided the change was not necessary. Therefore, on January 22, 2003, First Georgia Holding, Inc.'s Board of Directors approved a change in the Company's fiscal year from December 31 to September 30. The report on Form 10-QSB covering the period from October 1, 2002 through December 31, 2002 will be filed in accordance with the Securities and Exchange Commission filing requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Georgia Bank

By: /s/G.F. Coolidge, III

Executive Vice President
and Chief Operating Officer

Dated: January 27, 2003